Exhibit 23. 1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-102775, 333-98205, and 333-86856), Form S-3 (No. 333-60800) and Form S-4 (No. 333-126097) of Pogo Producing Company of our report dated August 5, 2005, relating to the consolidated financial statements of Northrock Resources Ltd., which appears in exhibit 99.1 to this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Calgary, Alberta, Canada
September 20 2005.